SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A)
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TH LEE, PUTNAM INVESTMENT TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Proxy Statement

August 20, 2007

A Message from the Chairman of TH Lee, Putnam Emerging
Opportunities Portfolio

Dear Fellow Shareholder:

The accompanying Notice of Special Meeting of Shareholders and Proxy Statement present two proposals (collectively, the “Proposals”) to be considered at the Special Meeting of Shareholders (the “Meeting”) of the TH Lee, Putnam Emerging Opportunities Portfolio (the “Fund”) to be held on October 18, 2007. The Proposals are discussed more fully in the accompanying Proxy Statement.

Proposal 1 is a proposal to consider and act upon a plan to liquidate and dissolve the Fund as set forth in the Plan of Complete Liquidation and Dissolution (the “Plan”). Proposal 2 is a proposal to eliminate the Fund’s fundamental investment policy of making quarterly repurchase offers for its shares. The Board of Trustees of TH Lee, Putnam Investment Trust (the “Board”) unanimously adopted the Plan and the Proposals and recommends that shareholders approve both Proposals. Shareholders of the Fund vote separately on each proposal; however, neither of the Proposals will be implemented unless both Proposals are approved. If the Proposals are approved, the orderly liquidation of the Fund’s investments may require 12 to 18 months, or possibly longer, to complete due to the relatively thin trading market for some of the Fund’s assets.

Please vote promptly. When shareholders do not return their proxies in sufficient numbers, follow-up solicitations are required. You can vote by returning your proxy ballot in the envelope provided. Or you can call the toll-free number or visit the Web site address indicated on the ballot.

Your vote is important to us. We appreciate the time and consideration I am sure you will give these important matters. If you have questions about the proposal, please call our proxy information line at 1-888-684-2441 or contact your financial representative.

Sincerely yours,

John A. Hill

Chairman of the Trustees

Table of Contents
Page

Notice of a Special Meeting of Shareholders	1

Proxy Statement	3

Proposal 1	9

Proposal 2	16

Further Information About Voting and the
Special Meeting	18

Fund Information	21

Appendix A – Plan of Complete Liquidation
and Dissolution of TH Lee, Putnam Emerging
Opportunities Portfolio	A-1

Proxy Card Enclosed

If you have any questions, please call our proxy information line at 1-888-684-2441 or call your financial representative.

Notice of a Special Meeting of Shareholders

To the Shareholders of TH Lee, Putnam Emerging Opportunities Portfolio (the “Fund”):

This is the formal notice for the Fund’s shareholder meeting. It tells you what proposals will be voted on and the time and place of the Meeting, in case you wish to attend in person.

A Special Meeting of Shareholders of the Fund (the “Meeting”) will be held on Thursday, October 18, 2007 at 11:00 am, Boston time, at the principal offices of the Fund on the · floor of One Post Office Square, Boston, Massachusetts 02109, to consider the following proposals:

1) To consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Complete Liquidation and Dissolution (the “Plan”), providing for, among other things, (a) the orderly sale of all of the assets of the Fund, (b) the distribution of cash from the net proceeds from such sale of assets to the shareholders in accordance with the Plan in complete liquidation of their interests in the Fund and (c) the dissolution of the Fund under Massachusetts law and the deregistration of the Fund under the Investment Company Act of 1940 (“Proposal 1”);

2) To consider and act upon a proposal to eliminate the Fund’s fundamental investment policy of making quarterly repurchase offers for its shares (“Proposal 2”; together with Proposal 1, the “Proposals”); and

3) To transact any other business that may lawfully come before the Meeting or any adjournment thereof.

The Board of Trustees of TH Lee, Putnam Investment Trust (the “Board”) has unanimously determined that a complete liquidation and dissolution of the Fund in accordance with the terms of the Plan and the elimination of the Fund’s quarterly repurchase offers is advisable for the Fund and its shareholders. The Board has recommended that the shareholders approve: (1) the liquidation and dissolution of the Fund in accordance with the Plan and (2) the elimination of the Fund’s quarterly repurchase offers. Neither of the Proposals will be implemented unless both Proposals are approved.

Only shareholders of record at the close of business on Monday, July 30, 2007 will be entitled to notice of, and to vote at, the Meeting.

The enclosed proxy is being solicited on behalf of the Board. Each shareholder who does not expect to attend the Meeting in person is requested to complete, date, sign and promptly return the enclosed proxy card.

By Francis J. McNamara, III, Clerk, for the Trustees:

John A. Hill, Chairman
Joseph L. Bower
Stephen B. Kay

We urge you to mark, sign, date, and mail the enclosed proxy in the postage-paid envelope provided or to record your voting instructions by telephone or via the Internet so that you will be represented at the Meeting.

August 20, 2007

Proxy Statement

This document gives you the information you need to vote on the proposal. Much of the information is required under rules of the Securities and Exchange Commission (“SEC”); some of it is technical. If there is anything you don’t understand, please call our proxy information line at 1-888-684-2441 or call your financial representative.

A Special Meeting of Shareholders (the “Meeting”) of TH Lee, Putnam Emerging Opportunities Portfolio (the “Fund”), the sole series of TH Lee, Putnam Investment Trust, a Massachusetts business trust, will be held at the offices of the Fund, on the · floor of One Post Office Square, Boston, Massachusetts 02109, on October 18, 2007, at 11:00 am, Boston time.

The enclosed proxy is solicited by the Board of Trustees of TH Lee, Putnam Investment Trust (the “Board”) for use at the Meeting and, if the Meeting is adjourned, at any later meetings, for the purposes stated in the Notice of a Special Meeting (see page 1 of this Proxy Statement). The Board recommends that you vote FOR both Proposals. The Notice of a Special Meeting, the proxy and the Proxy Statement are being mailed on or about August 20, 2007.

Shareholders of record of the Fund at the close of business on Monday, July 30, 2007 (the “Record Date”) are entitled to be present and to vote at the Meeting or any adjourned meeting.

The number of shares of the Fund outstanding on the Record Date is 2,039,496.596. Each share is entitled to one vote, with fractional shares voting proportionately. Shares represented by your duly executed proxy will be voted in accordance with your instructions. If you sign the proxy card but don’t fill in a vote, your shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Meeting, your shares will be voted at the discretion of the persons designated on the proxy card.

Accordingly, unless instructions to the contrary are marked, proxies solicited on behalf of the Board will be voted (i) for the approval of the liquidation and dissolution of the Fund, as set forth in the Plan of Complete Liquidation and Dissolution adopted by the Board (the “Plan”), included in this Proxy Statement as Appendix A (“Proposal 1”), (ii) for the elimination of the Fund’s fundamental investment policy of making quarterly repurchase offers of its shares (“Proposal 2”), and (iii) at the discretion of the proxy holders, on such other matters as may lawfully come before the Meeting or any adjournment thereof. It is very important that you vote on both Proposal 1 and Proposal 2 (collectively, the “Proposals”) because neither proposal will be implemented unless both proposals are approved by the Fund’s shareholders. Any shareholder may revoke his or her proxy at any time prior to the exercise thereof by giving written notice to the Clerk of the Fund at One Post Office Square, Boston, Massachusetts 02109, by signing another proxy of a later date, by submitting a subsequent telephone vote, by submitting a subsequent Internet vote, or by personally voting at the Meeting.

Properly executed proxies may be returned with instructions to abstain from voting (an “abstention”) or may represent a broker “non-vote” (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote). The shares represented by abstentions or broker non-votes will be considered present for purposes of determining the existence of a quorum for the transaction of business. With respect to each of the Proposals, an abstention or broker non-vote will have the effect of a vote AGAINST that Proposal.

A quorum for the Meeting will consist of the presence in person or by proxy of the holders of 30% of the shares entitled to vote at the Meeting. Whether or not a quorum is present at the Meeting, if sufficient votes in favor of a Proposal are not received by the time scheduled for the Meeting or if the quorum required for the Proposal has not been met, the persons named as proxies may propose adjournments of the Meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of adjournment those proxies that they are entitled to vote in favor of the Proposal. They will vote against any such adjournment those proxies required to be voted against the Proposal. Any proposal for which sufficient favorable votes have been received by the time of the Meeting may be acted upon and considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other Proposal.

The Fund’s manager is TH Lee, Putnam Capital Management, LLC (the “Manager”). The Fund’s “administrator,” as defined in the 1940 Act, is Putnam Fiduciary Trust Company. The address of each of these entities is One Post Office Square, Boston, Massachusetts 02109. The Fund’s custodian is State Street Bank and Trust Company, State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. The Fund will furnish, without charge, a copy of its most recent annual and semi-annual reports to any shareholder upon request to Putnam Fiduciary Trust Company at 1-800-225-1581. The Fund’s reports are also available on the EDGAR Database on the SEC’s internet site: http://www.sec.gov.

If you have elected to receive one Proxy Statement for all accounts maintained by members of your household, the Fund undertakes to deliver promptly a separate copy of the Proxy Statement for a separate account upon written request.

The Proposals

You are being asked to vote on two proposals that are interrelated. The discussion below relates to both proposals. Neither proposal will be implemented unless both proposals are approved by the Fund’s shareholders.

The Fund was organized in 2001 as the sole series of TH Lee, Putnam Investment Trust, a Massachusetts business trust. It is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company. The Fund’s investment objective is to seek long-term capital appreciation. The Fund seeks to achieve this objective by investing in publicly traded growth stocks and privately issued venture capital investments of U.S. and non-U.S. issuers considered by the Fund’s investment manager to be high quality and rapidly growing. In particular, the Fund invests in equity securities of privately owned venture capital companies that plan to conduct an initial public offering (“IPO”) within one to three years. The Fund may invest up to 50% of the Fund’s net asset value in such securities, under most circumstances.

The Fund’s management team searches for companies that it believes have superior growth potential and are in rapid development stages. The Fund’s investments may be allocated to a limited number of sectors such as technology, healthcare, biotechnology, telecommunications and consumer products.

There is no public market for the shares of the Fund. The Fund offers to repurchase a portion of its shares from shareholders on a quarterly basis in order to provide a measure of liquidity to shareholders. The Fund makes its repurchase offers pursuant to Rule 23c-3 under the 1940 Act (the “Rule”). In order to qualify under the Rule, a closed-end investment company must comply with a number of requirements, including a requirement that a policy relating to repurchase offers and their frequency be adopted by its board of trustees as a fundamental policy that may be changed only by a vote of shareholders. The Fund adopted and implemented such a fundamental policy in connection with the Fund’s launch in 2001. The policy provides, in part, that (a) the Fund will commence share repurchase offers every three months, in the months of January, April, July and October (in each case, completing such offers the following month); and (b) 5% of the Fund's outstanding shares will be subject to each repurchase offer, unless the Board establishes a higher percentage, which must be between 5% and 25%.

Why is the Board recommending approval of the Plan?

Since the Fund’s inception in 2001, the Manager has carefully monitored the Fund’s need for liquid investments that can be sold to meet quarterly repurchase demand. Most of the venture capital companies in which the Fund invested have completed IPOs, but some of those investments have remained relatively illiquid due, in the shorter term, to “lock up” agreements with underwriters that prevent the Fund from selling its shares for a period of time after an IPO and, in the longer run, to the Fund’s relatively large holding in its venture capital companies compared to the average daily trading volume for the shares. The Fund attempted to create additional liquidity by conducting a monthly offering of its shares after its initial closing through December 2004. However, these offerings did not succeed in raising a significant amount of additional capital for the Fund, perhaps due to the unfavorable market conditions that prevailed in the years immediately following the Fund’s launch as a result of corporate scandals, a struggling economy, and geopolitical issues. These marketing difficulties contributed to the Fund’s liquidity constraints but also meant that the Fund would not have sufficient liquid assets under its investment policies to make additional venture capital investments until one or more of its initial investments were sold.

In light of these growing liquidity constraints, the Fund announced in February 2005 that it would not make any additional private equity or venture capital investments for the foreseeable future. At the time, private equities represented approximately 36% of the Fund's net assets. At the same time, the Fund announced that it had discontinued the monthly offerings of its shares in order to enable existing shareholders to maintain their existing ownership percentage in the Fund's private equity investments and any potential future appreciation as they progressed to greater maturity. The Board and the Manager noted at the time that they were pleased with the Fund's investment performance and believed their decisions supported the interests of shareholders.

The Fund invested in a total of five venture capital companies. Four of those companies (Restore Medical, Spirit Finance, CommVault Systems and Capella Education) have completed IPOs, and of those four, the Fund has sold down its entire holdings in two (Spirit Finance and Capella Education). In late June 2007, the fifth venture capital company in which the Fund had invested, Refractec, was sold to its creditors. Equity investors in Refractec, including the Fund, received no proceeds from the disposition.

While the sale of former venture capital holdings has created some liquidity for the Fund, this liquidity has been offset by continuing demand in the Fund’s quarterly repurchase offers. Under the circumstances, the Manager continues to believe that making any additional venture capital investments in the foreseeable future would be inconsistent with the Fund’s long-term liquidity requirements.

A primary purpose of the Fund was to give investors access to venture capital investments. The Manager and the Board believe that, without the prospect of additional venture capital investments, continuing the Fund’s complex structure is not in the best interests of shareholders.

From the Manager’s perspective, one of the novel and attractive features of the Fund is the incentive fee that the Manager can earn on the Fund’s private equity investments. Even if the Fund were to recommence private equity investing, however, the Fund’s relatively low level of net assets (approximately $66.3 million at June 30, 2007) means that there could be only relatively few such investments and each would have to be relatively small, reducing the prospects for substantial future incentive fees. The Manager believes that the potential for only modest future incentive fees (which would be a significant factor in portfolio manager compensation) would make it difficult to retain talented portfolio managers to select and manage the Fund’s private equity investments.

Accordingly, the Manager has proposed, and the Board has approved and recommends that shareholders approve, the Plan.

What alternatives did the Board consider?

At each regularly scheduled Board meeting, the Manager has reviewed with the Board the status of the Fund’s private equity investments and, until January 2005, the prospects for making additional private equity investments, taking into account the Fund’s liquidity and other factors. As described above, in February 2005 the Fund announced that it would cease making additional private equity investments. On December 15, 2006, the Board met with the Manager and Putnam Retail Management to discuss the Fund’s liquidity situation, its prospects for growth, and strategic alternatives for the Fund; certain of the alternatives considered at that time are discussed below. At the Board’s request, the Manager then developed more detailed proposals for the liquidation of the Fund or the merger of the Fund with another registered investment company. On March 12, 2007, the Board met with the Manager to discuss proposals for the merger and liquidation of the Fund. Although the Board recognized that there were more practical and legal issues associated with a merger than with a liquidation, no decisions were made at that time. On July 23, 2007, the Board and the Manager met again and the Manager formally recommended that the Board approve the Proposals. In view of the prospects for the Fund, and after consideration and discussion of the advantages and disadvantages of the Proposals and the alternatives and other factors, the Board determined that liquidation and dissolution of the Fund and the termination of the Fund’s quarterly repurchase offers were advisable, and the Board unanimously approved the Proposals and the Plan of Complete Liquidation and Dissolution, which is included in this Proxy Statement as Appendix A.

In developing the Proposals, the Manager, Putnam Retail Management and the Board considered a variety of alternatives, which are summarized below. The objective in considering such alternatives was to permit the Fund (or a successor) to continue to hold all or most of its venture capital investments until, in the judgment of the Fund’s investment manager, it became opportune to sell or otherwise dispose of them. While some of the alternatives have merit, the Manager and the Board believe that the Proposals are the best course of action for the Fund and its shareholders at this time.

Attempt to increase the size of the Fund by offering additional shares. Putnam Retail Management and the Board considered the possibility of conducting an offering of the Fund’s shares to raise additional capital that would enable it to expand its investment program and acquire additional venture capital investments. However, based on the experience with the continuous offering of the Fund’s shares from 2001 through December 2004, which raised only small amounts of capital, Putnam Retail Management and the Board concluded that the Fund would be unlikely to be able to sell enough shares to achieve this objective.

Merge the Fund into an open-end fund. The Manager and the Board considered the possibility of merging the Fund with an open-end (mutual) fund with a similar investment objective. Such a merger could potentially be structured as a tax-free transaction, which would be advantageous to the Fund’s shareholders, and would provide the Fund’s shareholders with securities that could be redeemed for their net asset value on any business day. However, the Manager does not manage any open-end funds and was not able to identify any open-end funds managed by its affiliate Putnam Investment Management, LLC that would be able to accept the Fund’s portfolio of investments consistent with its own investment objectives and strategies. In particular, the Manager believed that the Fund’s venture capital investments, even when publicly traded, would be considered to be incompatible with the investment programs of the other funds considered and would have to be sold by the Fund prior to a merger. The Manager advised the Board that this would require considerable time due to the relative illiquidity of the securities, as discussed above, and would substantially reduce the potential tax benefit to Fund shareholders of a merger.

How do the Proposals compare to the alternatives?

In approving the Proposals, the Board considered the advantages they afford to shareholders over the alternatives discussed above. In particular, the Board considered that the Proposals would allow the Manager to continue managing the Fund’s existing private equity investments with a view to selling them in an orderly fashion; they would ensure that the Fund’s shareholders obtained the full benefit of any future sales of the Fund’s private equity investments; they would not require any additional investment to be made by the shareholders or allow dilutive investments to be made by third parties; and they would permanently address the liquidity problems arising from the repurchase offers.

The Board also considered the disadvantages of the Proposals. Because quarterly repurchase offers would be discontinued, shareholders would realize liquidity on their investment in the Fund only if and when liquidating distributions are made. The timing and amount of these distributions will be unpredictable, and it is expected that some of the distributions will not occur for 12 to 18 months, or possibly longer, due to the relatively thin trading market for some of the Fund’s assets. It is also possible that shareholders will receive total distributions substantially less than the Fund’s current net assets if the market price of securities held by the Fund declines during the liquidation period or if the Manager can sell a security for only a small portion of its current value.

If the Proposals are not approved, the Fund may over time have insufficient liquid assets to satisfy its repurchase offers. This will depend upon the speed with which the Fund is able to sell its private equity investments that are now publicly traded as well as the percentage of shares that are tendered to the Fund in each repurchase offer. If the Fund anticipates circumstances where it will have insufficient liquidity, it will become necessary, at the expense of the Fund and its shareholders, to seek shareholder approval again for additional or alternative measures.

Approval of the Liquidation and Dissolution of the Fund (Proposal 1)

The Board is submitting for shareholder approval a proposal to liquidate and dissolve the Fund in accordance with the Plan. Shareholder approval of Proposal 1 is required by the Fund’s Agreement and Declaration of Trust. The Plan provides for the liquidation of all assets of the Fund, the payment and discharge of, or other provision for, all liabilities and obligations of the Fund, the distribution of the remaining net assets to shareholders, and the dissolution of the Fund. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is included in this Proxy Statement as Appendix A. Shareholders are urged to read the Plan in its entirety.

The Plan is a Plan of Complete Liquidation and Dissolution in accordance with the Internal Revenue Code of 1986, as amended (the “Code”). The Plan will become effective upon the approval of the Proposals by the shareholders of the Fund as required by the Fund’s Agreement and Declaration of Trust and the 1940 Act (the “Effective Date”). (Plan, Paragraph 1). If the Proposals are not approved, the Board will consider available alternatives, including other courses of action previously considered and resubmission of the Proposals to a shareholder vote.

After the Effective Date, the Fund will not engage in any investment activities except for the purpose of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund’s liabilities (as provided in the Plan), and distributing its remaining assets to shareholders in accordance with the Plan. The current officers and Trustees of the Fund will continue in office solely for the purpose of implementing the Plan and related actions. (Plan, Paragraphs 10, 11).

Will shares be transferable?

After the Effective Date, and until the Fund completes the final sale of all of its securities positions or determines that remaining securities positions should be valued at zero, shareholders may transfer their shares of the Fund, subject to the restrictions on transfer set forth in the Fund’s prospectus. In particular, shares may be transferred only to persons who are Qualified Investors and who hold their shares through brokers and dealers that have entered into shareholder servicing agreements with the Fund. The term “Qualified Investor” includes persons with a net worth of at least $1,500,000 and certain other persons. On the date that the Fund completes the final sale of all of its securities positions or determines that remaining securities positions should be valued at zero, the interests of shareholders in the assets of the Fund will be proportionately fixed based on their respective shareholdings. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect, the shareholders’ interests in the Fund’s assets will not be transferable. (Plan, Paragraphs 1, 6).

Who will manage the Fund during liquidation?

During the liquidation, the Fund’s assets will continue to be managed by the Manager in accordance with the Fund’s current management contract (the “Management Contract”). The

Manager will continue to maintain contact with the Fund’s private equity portfolio companies and will continue to evaluate their profitability and cash needs. However, the Plan will restrict the Manager’s authority to make new investments for the Fund. Under the Plan, the Manager may make additional investments on behalf of the Fund only in (a) short-term liquid securities for cash management purposes (e.g., money market instruments and money market funds) and (b) companies the securities of which are at the time held in the Fund’s portfolio, but only if the Manager determines in its discretion (i) that the securities of that company may not at that time be sold or may be sold only at a disadvantageous price and (ii) that making such additional investment is necessary or advisable to protect the Fund from dilution or other reduction in value, and in any case only to the extent that the Fund has, at the time, sufficient liquid assets with which to make such additional investment. (Plan, Paragraph 3). The Manager may use the proceeds from the sale of the Fund’s securities for these purposes.

The Manager will have the authority to sell or otherwise dispose of the Fund’s assets at its discretion. The orderly liquidation of the Fund’s investments may require 12 to 18 months, or possibly longer, to complete due to the relatively thin trading market for some of the Fund’s assets. The Manager believes that, under the Plan, the Fund will not be forced to dispose of securities of venture capital companies at distressed or “fire sale” prices in an effort to raise cash. There is no guarantee that the Manager will be able to sell these securities at a favorable price or that their market prices will not decline before the Fund has completed the sale of its holdings. Instead, the Plan is intended to provide the Fund with sufficient time to dispose of securities of venture capital companies at reasonable prices. Of course, to the extent that an investment becomes readily tradable, the Manager intends to sell each of the Fund’s investments as soon as practicable thereafter.

Until the Liquidation Date, the Fund’s net asset value will continue to be calculated daily.

What fee is the Manager entitled to receive?

In light of the Fund’s inability during the liquidation (i) to make new investments in venture capital companies or private equity not owned by the Fund and (ii) to invest in publicly traded common stocks, the Manager has undertaken to waive the base management fee payable under the Management Contract from the time the Plan takes effect until the liquidation of the Fund is completed, subject to annual renewal of the Management Contract by the Board. Currently, the Manager is entitled under the Management Contract to receive a base fee of 1.20% of the Fund’s average daily net assets. (Plan, Paragraph 3).

The Manager’s right to receive an incentive fee from the Fund under the Management Contract will continue unchanged. The Manager receives an annual incentive fee generally equal to 20% of the Fund’s net gains on securities of companies that were purchased by the Fund as private equity investments and which have subsequently been sold or become publicly traded. As the incentive fee is based on the performance of the Fund’s private equity investments only, and not the Fund as a whole, if securities acquired by the Fund as private equity investments perform well while its securities acquired in the public market decline in value, the Fund will accrue and may pay an incentive fee even though the overall performance of the Fund may be negative. The incentive fee becomes payable only after the securities are sold or the issuing company completes an IPO and any related “lock-up” period on the Fund’s securities has expired.

The Fund’s current Management Contract states that, if the Fund is liquidated during any calendar year, an incentive fee will be payable for the period from the beginning of that calendar year to the date of liquidation. The Board and the Manager believe that since the Fund’s fiscal year ends on October 31, this provision in the contract is erroneous; the Board has informed the Manager that it believes that, in the event of liquidation, this provision should be interpreted to provide for an incentive fee period that runs from the beginning of the then-current fiscal year through the date of liquidation. This interpretation is consistent with the description of the contract that has been included in the Fund’s Statement of Additional Information since the Fund’s inception in 2001.

How will the Fund be liquidated?

The Fund will be authorized to sell and liquidate all the assets of the Fund and engage in such other transactions as may be appropriate to its liquidation and dissolution in accordance with the Plan. (Plan, Paragraphs 2 and 3). From time to time during the Liquidation Period (the period from and including the Effective Date to and including the date on which all transactions contemplated by the Plan are concluded), the Fund shall distribute to its shareholders of record, pro rata in accordance with their respective interests, such amounts of cash, liquid securities or other assets as become available for distribution as a result of the sale or other disposition of portfolio securities. The timing and amount of all such distributions will be in the complete discretion of the Manager, taking into account its assessment of the circumstances of the Fund from time to time. The Fund anticipates that distributions to shareholders will be made in cash. While the Board currently expects the first distribution to occur promptly after the Effective Date, there remains a possibility that the first and subsequent distributions may not occur for a significant period of time after the Effective Date.

As soon as practicable after the Fund has disposed of or otherwise closed all of its securities positions, the Fund shall liquidate and make a distribution of its net assets to shareholders of record as of the close of business on the liquidation date determined by the Fund (the “Liquidation Date”). The distribution shall be pro rata in accordance with interests in the Fund and shall completely cancel and redeem all of the Fund’s outstanding shares. The amount distributed will equal all of the cash remaining in the Fund after payment and discharge of its liabilities and obligations, less any amounts set aside in a reserve fund.

When will the Fund be liquidated?

If the Proposals are approved, the Manager will, as soon as practicable and subject to contractual restrictions, sell the liquid assets of the Fund and distribute the proceeds, less any reserve, to shareholders in cash. The orderly liquidation of the Fund’s remaining venture capital investments may require considerable time due to the relatively thin trading market for those securities. In particular, the Fund held, at April 30, 2007, 1,127,926 shares of Commvault Systems Inc., valued at $19,129,755. The average daily trading volume of shares of Commvault Systems Inc. for the period from * to * was * shares. As well, at April

30, 2007, the Fund held 862,069 shares of Restore Medical, Inc., valued at $2,146,552. The average daily trading volume of shares of Restore Medical, Inc. for the period from □ to □ was □ shares. The Manager estimates that it would require 12 to 18 months, or possibly longer, to liquidate these positions without disrupting the market for the shares.

From the proceeds of the liquidation of assets, the Fund shall establish a reserve to pay ongoing costs and anticipated liabilities (including the amount of any incentive fee payable to the Manager as of October 31, 2007 or the end of any subsequent fiscal year of the Fund) of the Fund during the Liquidation Period. (Plan, Paragraphs 5, 6). The Fund intends to reserve sufficient liquid assets to satisfy these commitments over time, based upon the amounts estimated by the Manager to be needed and the projected cash available to the Fund.

After the Liquidation Date, the Fund may make one or more subsequent liquidation distributions to shareholders. Cash or other assets held in a reserve fund for the payment of liabilities in accordance with the Plan in excess of the amounts ultimately required will be distributed to shareholders or, if the amount remaining is small, it may be donated to a charity selected by the Board. (Plan, Paragraph 6).

What expenses will the Fund incur pursuant to the Plan?

The Fund will bear all of the expenses incurred by it in carrying out the Plan. Initially, such expenses are estimated to be approximately $120,500. This figure does not include operating expenses expected to be incurred during the Liquidation Period (the “Liquidation Period Expenses”), which are discussed below, or transaction costs related to the disposition of the Fund’s securities.

If shareholders approve the Proposals, the Fund will be required under generally accepted accounting principles to accrue as a liability an estimate of the Liquidation Period Expenses. This accrual is a non-cash charge that will reduce the Fund’s net asset value and would be incurred on the date the Proposals are approved. As a non-cash charge, the Fund’s available cash will not be affected. The Fund’s current estimate of Liquidation Period Expenses is approximately $429,000, which is equal to approximately $0.21 per share. This estimate, which excludes the $120,500 expenses to be incurred in carrying out the Plan, is based, in part, on the Manager’s best estimate of when the value of certain holdings will be realized and cash distributed to shareholders. The accrued liability would be adjusted from time-to-time based on changes in the Fund’s actual net assets, changes in expectations of the timing of future distributions and actual expenses incurred.

Can the Board make changes to the Plan?

The Board may modify or amend the Plan at any time without shareholder approval if it determines that such action would be advisable. If any amendment or modification to the Plan appears necessary but, in the judgment of the Board, would materially and adversely affect the interests of the shareholders, such an amendment or modification will be submitted to the shareholders for approval. The Plan, if approved by shareholders, may be abandoned in its entirety only with the approval of both the Board and the shareholders. (Plan, Paragraph 9).

How much cash will be distributed?

The Fund’s net asset value on June 30, 2007 was $66,278,117.85. At such date, the Fund had 2,039,496.596 shares outstanding. Accordingly, on June 30, 2007, the net asset value per share of the Fund was approximately $32.50. However, market prices fluctuate, and the Fund’s assets may be sold at prices higher or lower than their values today. Sales of portfolio securities at prices below current valuations will reduce the amounts distributed to shareholders of the Fund upon liquidation. The Manager intends to liquidate the Fund’s assets on such terms and conditions as the Manager shall deem reasonable.

The amounts to be distributed to shareholders will be further reduced by any remaining expenses of the Fund. As discussed above, the aggregate expenses of carrying out the Plan are estimated to be approximately $120,500, and the Liquidation Period Expenses are currently estimated as $429,000. Actual expenses and portfolio transaction costs may vary from these estimates. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to shareholders.

What are the United States tax consequences of the Plan?

The following is a general summary of the material United States federal income tax consequences of the Plan. This discussion does not apply to you if you are not a U.S. Shareholder (as defined below), or if you are a member of a special class of holders subject to special rules, such as a person who holds shares in the Fund other than as a capital asset for tax purposes, a dealer in securities, a trader in securities that elects to use a mark-to-market method of accounting for securities holdings, a tax-exempt organization, a life insurance company, a person liable for alternative minimum tax, a person that actually or constructively owns 10% or more of the voting shares of the Fund, a person that holds shares in the Fund as part of a straddle or a hedging or conversion transaction, or a person whose functional currency is not the U.S. dollar. A “U.S. Shareholder” is defined, for purposes of this discussion, as a citizen or resident of the United States, a domestic corporation, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

This summary is based on the Code, existing, temporary and proposed Treasury regulations, and published rulings and court decisions, all as currently in effect on the date of this Proxy Statement, and all of which are subject to change by legislative, judicial, or administrative action, possibly with retroactive effect. The Fund intends to take the position, and the remainder of this discussion assumes that the transaction contemplated by the Plan (the “Liquidation and Dissolution”) should be treated as a complete liquidation of the Fund for U.S. federal income tax purposes. The Fund has not sought a ruling from the Internal Revenue Service (the “IRS”) with respect to the federal income tax consequences to the Fund or its U.S. Shareholders which will result from the Liquidation and Dissolution. The statements below are, therefore, not binding upon the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any U.S. Shareholder upon receipt of a distribution pursuant to the Liquidation and Dissolution (for purposes of this discussion, a “Liquidating Distribution”) will be as set forth below.

While this summary addresses the material United States federal income tax consequences of the Plan, neither state, foreign nor local tax consequences of the Plan are discussed. U.S. Shareholders should consult with their own tax advisers for advice regarding the United States federal, state, local and other tax consequences of the Plan with respect to their particular situation.

Because the Fund expects to retain its qualification as a regulated investment company (“RIC”) under the Code during the Liquidation Period, it does not expect to be taxed at the Fund level on any of the net capital gains realized from the sale of its assets or ordinary income earned. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes which could, potentially, reduce the amount of any Liquidating Distribution.

In general, the amount of any Liquidating Distribution received by a U.S. Shareholder should be treated for federal income tax purposes as a payment in exchange for a U.S. Shareholder’s shares in the Fund. A U.S. Shareholder will recognize a taxable gain or loss on such exchange equal to the difference between the amount of cash and the fair market value of any property received and the U.S. Shareholder’s tax basis in its Fund shares. Where more than one liquidating distribution is made, each distribution is generally first applied to reduce the adjusted tax basis of each Fund share owned. Gain with respect to a particular “block” of your shares in the Fund should be recognized in years only after the adjusted tax basis of that block has been completely recovered. A U.S. Shareholder will generally not be entitled to claim any loss in respect of the Liquidation and Dissolution until the year in which a final Liquidating Distribution is made. Any such gain or loss will be a capital gain or capital loss if the U.S. Shareholder holds its shares as capital assets. In such event, any recognized gain or loss will constitute a long-term capital gain or long-term capital loss, as the case may be, if the Fund’s shares were held for more than one year by the U.S. Shareholder at the time of the exchange. Under current law, long-term capital gains recognized before in taxable years beginning January 1, 2011 are generally taxed to non-corporate U.S. Shareholders at a maximum tax rate of 15%. Capital losses may generally be used to offset ordinary income only to a limited extent.

Pursuant to Section 1.331 -1(d) of the Treasury regulations, in the event that the period between the time at which the initial Liquidating Distribution is made and the time at which the Fund is completely liquidated and dissolved exceeds 12 months (which is likely), certain U.S. Shareholders will be required to file certain information regarding the Plan with their annual U.S. federal income tax return. Please consult your tax adviser regarding your obligations under this Treasury regulation, and the content and timing of any statement required to be filed with the IRS.

If a U.S. Shareholder holds shares of the Fund in an individual retirement account (“IRA”), no Liquidating Distribution should result in a deemed distribution of the IRA or any income or excise taxes assuming the Liquidating Distribution is made in cash directly to the IRA, rather than to the U.S. Shareholder. However, to the extent liquidity issues in the Fund during the Liquidation Period prevent required distributions from being made from a U.S.

Shareholder's IRA, the U.S. Shareholder may be liable for excise taxes. U.S. Shareholders holding shares of the Fund in an IRA should consult with their own tax advisor for advice regarding the United States federal, state, local and other tax consequences of the Plan with respect to their IRA.

Liquidating Distributions paid to individuals and certain other non-corporate shareholders may be subject to backup withholding at a rate of 28% if such shareholders fail to certify that their social security number or taxpayer identification number is correct and that they are not subject to backup withholding. Backup withholding is not an additional tax and may be credited against a taxpayer’s federal income tax liability.

What is the voting requirement for approving Proposal 1?

The Fund’s Agreement and Declaration of Trust requires the affirmative vote of the holders of a majority of the outstanding shares of the Fund for the adoption of Proposal 1. If Proposal 1 is not approved, the Board will consider alternatives available at that time, including other courses of action previously considered by the Manager and the Board and resubmission of Proposal 1 to a vote of shareholders.

As discussed below, the implementation of this Proposal 1 is conditional upon the approval by the shareholders of the Fund of Proposal 2. If Proposal 2 is not approved, Proposal 1 will not be implemented.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

Elimination of the Fund’s Fundamental Policy of Making Quarterly Repurchase Offers for its Shares (Proposal 2)

The Board is submitting for shareholder approval a proposal to eliminate the Fund’s fundamental policy of making quarterly repurchase offers for its shares. Shareholder approval is required by the 1940 Act in order for this fundamental policy to be eliminated. If the Proposals are approved by shareholders, the Fund’s fundamental policy requiring such quarterly repurchase offers will be eliminated. Any quarterly repurchase offer commenced by the Fund prior to the Effective Date will be completed in accordance with its terms. If the Proposals are approved at the Meeting, the quarterly repurchase offer that would normally conclude in November 2007 will not occur. If the Proposals are not approved by December 17, 2007 (60 days after the Meeting), the Board will consider alternatives available at that time, including other courses of action previously considered by the Manager and the Board and resubmission of the Proposals to a vote of shareholders.

Why must Proposal 2 be approved for Proposal 1 to be implemented?

As discussed above, the Fund adopted a fundamental policy requiring repurchase offers in connection with the Fund’s launch in 2001. The termination of these repurchase offers is necessary in order to effectively implement the Plan described in Proposal 1, due to requirements contained in the applicable federal securities laws. In particular, the Plan contemplates that cash realized upon disposition of the Fund’s investments will be distributed to shareholders from time to time in the discretion of the Manager. If the Fund were to commence liquidation, and were to make such distributions, but maintained its fundamental policy of making repurchase offers, a lack of liquid assets could force the Fund to violate that fundamental policy and applicable federal securities laws. Therefore, if Proposal 1 is approved, but this Proposal 2 is rejected, Proposal 1 will not be implemented.

Because quarterly repurchase offers would be discontinued, shareholders would realize liquidity on their investment in the Fund only if and when liquidating distributions are made. As noted earlier, the timing and amount of these distributions will be unpredictable, and it is expected that some of the distributions will not occur for 12 to 18 months, or possibly longer, due to the relatively thin trading market for some of the Fund’s assets. During the Liquidation Period the Fund’s portfolio securities will continue to be subject to market risk and other risks, and the net asset value of the Fund’s shares may decline.

What is the voting requirement for approving Proposal 2?

The affirmative vote of a majority of the outstanding voting securities of the Fund is required for the adoption of Proposal 2. Under the 1940 Act, a “vote of a majority of the outstanding voting securities” of the Fund means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares present at a shareholders’ meeting if more than 50% of the outstanding shares are represented at the Meeting in person or by proxy.

The implementation of this Proposal 2 is conditional upon the approval by the shareholders of the Fund of Proposal 1. If Proposal 1 is not approved, Proposal 2 will not be implemented.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

Further Information about Voting and the Special Meeting

Quorum and methods of tabulation. 30% of the shares entitled to vote constitute a quorum for the transaction of business with respect to any proposal at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Fund as tellers for the Meeting. The tellers will count the total number of votes cast “for” approval of the proposal for purposes of determining whether sufficient affirmative votes have been cast. Shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum.

Abstentions and broker non-votes have the effect of a negative vote on the proposal. Treating broker non-votes as negative votes may result in a proposal not being approved, even though the votes cast in favor would have been sufficient to approve the proposal if some or all of the broker non-votes had been withheld. In certain circumstances in which the Fund has received sufficient votes to approve a matter being recommended for approval by the Board, the Fund may request that brokers and nominees, in their discretion, withhold submission of broker non-votes in order to avoid the need for solicitation of additional votes in favor of the proposal. The Fund may also request that selected brokers and nominees, in their discretion, submit broker non-votes, if doing so is necessary to obtain a quorum.

Appraisal rights. Shareholders who object to any proposal in this Proxy Statement will not be entitled under Massachusetts law or the Agreement and Declaration of Trust of the Fund to demand payment for, or an appraisal of, their shares.

Other business. The Board knows of no matters other than those described in this proxy statement to be brought before the Meeting. If, however, any other matters properly come before the Meeting, proxies will be voted on such matters in accordance with the judgment of the persons named in the enclosed form of proxy.

Solicitation of proxies. In addition to soliciting proxies by mail, the Board and employees of the Manager, Putnam Fiduciary Trust Company and Putnam Retail Management may solicit proxies in person or by telephone. The Fund may arrange to have a proxy solicitation firm call you to record your voting instructions by telephone. The procedures for voting proxies by telephone are designed to authenticate shareholders’ identities, to allow them to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. The Fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the Meeting. The Fund is unaware of any such challenge at this time. Shareholders would be called at the phone number Putnam Fiduciary Trust Company has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize the proxies to vote their shares at the Meeting in accordance with their instructions. To ensure that the shareholders’

instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

Shareholders have the opportunity to submit their voting instructions via the Internet by using a program provided by a third-party vendor hired by the Manager or by automated telephone service. The giving of a proxy will not affect your right to vote in person should you decide to attend the Meeting. To use the Internet, please access the Internet address listed on your proxy card and follow the instructions on the Internet site. To record your voting instructions via automated telephone service, use the toll-free number listed on your proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholders.

The Board has adopted a general policy of maintaining confidentiality in the voting of proxies. Consistent with this policy, the Fund may solicit proxies from shareholders who have not voted their shares or who have abstained from voting, including brokers and nominees.

Revocation of proxies. Proxies, including proxies given by telephone or over the Internet, may be revoked at any time before they are voted either (i) by a written revocation received by the Clerk of the Fund, (ii) by properly executing a later-dated proxy, (iii) by recording later-dated voting instructions by telephone or via the Internet, (iv) in the case of brokers and nominees, by submitting written instructions to the Fund’s solicitation agent or the applicable record shareholders or (v) by attending the Meeting and voting in person.

Submission of shareholder proposals. The Fund does not regularly hold annual shareholder meetings, but may from time to time schedule special meetings. In accordance with the regulations of the SEC, in order to be eligible for inclusion in the Fund’s proxy statement for such a meeting, a shareholder proposal must be received a reasonable time before the Fund prints and mails its proxy statement.

The Board, which consists of independent Trustees only, will also consider nominees recommended by shareholders of the Fund to serve as Trustees. A shareholder must submit the names of any such nominees in writing to the Fund, to the attention of the Clerk, at the address of the principal offices of the Fund.

If a shareholder who wishes to present a proposal at a special shareholder meeting fails to notify the Fund within a reasonable time before the Fund mails its proxy statement, the persons named as proxies will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the Meeting. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. All shareholder proposals must also comply with other requirements of the SEC’s rules and the Fund’s Agreement and Declaration of Trust and Bylaws.

Expenses of Solicitation. Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses in soliciting instructions from their principals. The Fund has retained Broadridge, 60 Research Rd., Hingham, MA to aid in the solicitation of instructions for registered and nominee accounts. Broadridge’s fee, as well as the other expenses of the preparation of proxy statements and related materials, including printing and delivery costs and the proxy solicitation expenses, will be borne by the Fund.

Adjournment. If sufficient votes in favor the proposal set forth in the Notice of a Special Meeting of Shareholders are not received by the time scheduled for the Meeting or if the quorum required for the proposal has not been met, the persons named as proxies may propose adjournments of the Meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of adjournment those proxies that they are entitled to vote in favor of the proposal. They will vote against any such adjournment those proxies required to be voted against the proposal. Any proposal for which sufficient favorable votes have been received by the time of the Meeting may be acted upon and considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal.

Duplicate mailings. As permitted by SEC rules, the Fund’s policy is to send a single copy of the proxy statement to shareholders who share the same last name and address, unless a shareholder previously has requested otherwise. Separate proxy ballots will be included with the proxy statement for each account registered at that address. If you would prefer to receive your own copy of the proxy statement, please contact Putnam Investor Services, a division of Putnam Fiduciary Trust Company, by phone at 1-800-225-1581 or by mail at P.O. Box 41203, Providence, Rhode Island 02940-1203.

Financial information. The Fund’s Clerk will furnish to you, upon request and without charge, a copy of the Fund’s annual report for its most recent fiscal year, and a copy of its semi-annual report for any subsequent semi-annual period. You may direct such requests to Putnam Investor Services, P.O. Box 41203, Providence, RI 02940-1203 or 1-800-225-1581.

Fund Information

TH Lee, Putnam Capital Management. TH Lee, Putnam Capital Management, LLC (“TH Lee, Putnam Capital Management”), the Fund’s Manager, is approximately 85% owned by Putnam Capital, LLC (“Putnam Capital”). The Fund is the only client of TH Lee, Putnam Capital Management. Putnam Capital is a wholly-owned subsidiary of Putnam Investment Holdings, LLC (“Putnam Investment Holdings”), which in turn is owned by Putnam Investments, LLC (“Putnam Investments”), a wholly owned subsidiary of Putnam Investments Trust II, which is a wholly owned subsidiary of Putnam, LLC. Putnam, LLC, is owned by Putnam Investments Trust (“Putnam”), a holding company that, except for a minority stake owned by employees, is in turn owned by Great-West Lifeco Inc., a subsidiary of Power Financial Corporation. Power Financial Corporation is a diversified management and holding company that has interests, directly or indirectly, in companies that are active in the financial services sector in Canada, the United States and Europe. It also has substantial holdings in a group of energy, water, waste services, specialty minerals and cement and building materials companies based in Europe.

The address of each of Putnam, Putnam, LLC, Putnam Investments Trust II, Putnam Investments, Putnam Investment Holdings, Putnam Capital and TH Lee, Putnam Capital Management, is One Post Office Square, Boston, Massachusetts 02109. The address of the executive offices of Power Financial Corporation is 751 Victoria Square, Montreal, Quebec H2Y 2J3, Canada. Charles E. Haldeman, Jr. is the President of TH Lee, Putnam Capital Management. His address is One Post Office Square, Boston, Massachusetts 02109.

Putnam Fiduciary Trust Company. Putnam Fiduciary Trust Company, the Fund’s “administrator,” as defined in the 1940 Act, is an affiliate of TH Lee, Putnam Capital Management and a subsidiary of Putnam Investments. Its address is One Post Office Square, Boston, Massachusetts 02109.

State Street Bank and Trust Company, State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, is the Fund’s custodian.

Putnam Retail Management. Putnam Retail Management Limited Partnership, the Fund’s principal underwriter (“PRM”), is a subsidiary of Putnam Investments. Putnam Retail Management GP, Inc. is the general partner of PRM, and also owns a minority stake in PRM. Putnam Retail Management GP, Inc. is a wholly-owned subsidiary of Putnam Investments. The address of PRM and Putnam Retail Management GP, Inc. is One Post Office Square, Boston, Massachusetts 02109.

Payments to TH Lee, Putnam Capital Management or its affiliates. During the Fund’s fiscal year ended October 31, 2006, the aggregate amounts of fees paid by the Fund to (i) TH Lee, Putnam Capital Management for its investment management services was $1,349,898 and (ii) to Putnam Fiduciary Trust Company for its investor servicing, custody and administrative services were $40,979, $63,292, and $65,304, respectively. (Prior to January 1, 2007, Putnam Fiduciary Trust Company served as the Fund’s custodian.) The Fund made no other material payments to TH Lee, Putnam Capital Management or its affiliates during the period shown.

Limitation of Trustee liability. The Fund’s Agreement and Declaration of Trust provides that the Fund will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Fund, except if it is determined in the manner specified in the Agreement and Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Fund or that such indemnification would relieve any officer or Trustee of any liability to the Fund or its shareholders arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties. The Fund, at its expense, provides liability insurance for the benefit of its Trustees and officers.

Officers and other information. All of the officers of the Fund are employees of Putnam Investments, which in turn owns a majority interest in TH Lee, Putnam Capital Management. Because of their positions with Putnam Investments, the officers of the Fund will benefit from the management fees, incentive fees, distribution fees, custodian fees, and investor servicing fees paid or allowed by the Fund. The officers of the Fund are as follows:

Position(s) Held with
	Fund During the Past 5		Principal
Name	Years		Occupation(s)

Linwood E. Bradford	President and Principal	Born 1967	Managing Director,
	Executive Officer		Putnam Investments

Steven D. Krichmar	Vice President and	Born 1958	Senior Managing
	Principal Financial Officer		Director, Putnam
Investments.

Janet C. Smith	Vice President, Principal	Born 1965	Managing Director,
	Accounting Officer and		Putnam Investments
Assistant Treasurer

Amrit Kanwal	Vice President and	Born 1965	Senior Managing
	Treasurer		Director, Putnam
Investments

Karen R. Kay	Vice President and	Born 1951	Managing Director,
	Assistant Clerk		Putnam Investments

Susan G. Malloy	Vice President and	Born 1957	Managing Director,
	Assistant Treasurer		Putnam Investments

Francis J. McNamara,	Vice President, Chief	Born 1955	Senior Managing
III	Legal Officer and Clerk		Director, Putnam
Investments, Prior to
2004, General Counsel
of State Street Research
& Management
Company

Position(s) Held with
	Fund During the Past 5		Principal
Name	Years		Occupation(s)

James P. Pappas	Vice President	Born 1953	Managing Director,
Putnam Investments.
During 2002, Chief
Operating Officer,
Atalanta Sosnoff
Management
Corporation.

Robert R. Leveille	Vice President, Chief	Born 1969	Managing Director,
	Compliance Officer and		Putnam Investments.
	Assistant Clerk		From October 2002 to
June 2004, Member,
Bell, Boyd & Lloyd,
LLC; from January
2001 to September
2002, Vice President,
Liberty Funds Group.

James F. Clark	Vice President and	Born 1974	Vice President, Putnam
	Assistant Clerk		Investments. Prior to
2003, Associate, Ropes
& Gray LLP.

5% Beneficial Ownership. As of June 30, 2007, to the knowledge of the Fund, no person other than those listed below owned beneficially or of record 5% or more of any class of shares of the fund.

Title of			Percentage
Class	Name and Address of Beneficial Owner	Holdings	Owned

A	Citigroup Global Markets Inc.	118,509.92	5.80%
333 West 34th Street, 3rd Floor
New York, NY10001

A	Merrill, Lynch, Pierce, Fenner & Smith	383,231.42	18.70%
4800 Dear Lake Dr. East
Jacksonville, FL 32246-6484

A	TH Lee, Putnam Capital Management, LLC	256,745.55	12.50%
Attn: Paul Sutton / Mail Stop A 16
One Post Office Square
Boston, MA 02109-2106

Security Ownership. As of June 30, 2007, the officers and Trustees of the fund, individually and in the aggregate, owned less than 1% of the outstanding shares of each class of the Fund.

Appendix A

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

OF

TH LEE, PUTNAM EMERGING OPPORTUNITIES PORTFOLIO

WHEREAS, TH Lee, Putnam Emerging Opportunities Portfolio (the “Fund”), the sole series of TH Lee, Putnam Investment Trust (the “Trust”), a Massachusetts business trust, is a closed-end management investment company registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Board of Trustees of the Trust (the “Board”) has approved and determined that this Plan of Complete Liquidation and Dissolution of the Fund (this “Plan”) is advisable and in the best interests of the shareholders of the Fund; and

WHEREAS, the Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund’s common stock for their approval or rejection at a special meeting of shareholders in accordance with the laws of the Commonwealth of Massachusetts as it relates to business trusts (“Massachusetts Law”) and the Trust’s Agreement and Declaration of Trust, as amended, and Bylaws, and has authorized the filing with the Securities and Exchange Commission (the “Commission”) and distribution to Fund shareholders of a proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies for such meeting; and

WHEREAS, upon approval of this Plan by its shareholders, the Fund shall voluntarily dissolve and completely liquidate in accordance with Massachusetts Law and the Internal Revenue Code of 1986, as amended (the “Code”), upon the terms and conditions set forth below;

NOW, THEREFORE, the Board hereby adopts and sets forth this Plan of Complete Liquidation and Dissolution of the Fund as follows:

1. Effective Date of Plan. The effective date of this Plan (the “Effective Date”) shall be the date on which this Plan, including the elimination of the Fund’s fundamental policy with respect to quarterly repurchase offers described in paragraph 4 below, shall have been approved by the shareholders of the Fund in accordance with Massachusetts Law and applicable Federal securities laws. However, the share transfer books of the Fund shall not be permanently closed until the close of business on the date on which the Fund completes the sale of all of its illiquid assets or, in accordance with the Fund’s valuation procedures, determines that remaining illiquid assets should be valued at zero, except to the extent necessary to complete the transactions contemplated by paragraphs 4 and 5 of this Plan.

2. Authority to Sell or Distribute Assets. As of the Effective Date, the Fund shall have the authority to sell and liquidate its assets and engage in such other transactions as may be appropriate to its dissolution and liquidation, including, without limitation, consummation of the transactions described in the Proxy Statement and obtaining all necessary approvals and authorizations from the Commission and any other regulatory authority having jurisdiction over the Fund. The period from and including the Effective Date to and including the date on which all such transactions are concluded is referred to herein as the “Liquidation Period”.

3. Manner of Sale or Distribution of Assets. During the Liquidation Period, the Fund’s assets will be managed by TH Lee Putnam Capital Management, LLC (the “Manager”) in accordance with the Fund’s current Management Contract, except that the Manager shall waive its management fee of 1.20% per annum. The Manager’s right to receive an incentive fee from the Fund under the Management Contract will continue unchanged. During the Liquidation Period, the Manager shall have authority to sell the Fund’s assets at such times and in such manner as the Manager deems advisable. In addition, during the Liquidation Period, the Manager shall have authority to make additional investments on behalf of the Fund in (a) short-term liquid securities for cash management purposes (e.g., money market instruments and money market funds) and (b) companies the securities of which are at the time held in the Fund’s portfolio, but only if the Manager determines in its discretion (i) that the securities of that company in the Fund’s portfolio may not at that time be sold or may be sold only at a disadvantageous price and (ii) that making such additional investment is necessary or advisable to protect the Fund from dilution or other reduction in value of a portfolio holding, and in any case only to the extent that the Fund has at the time cash or other liquid assets with which to make such additional investment.

4. Termination of Quarterly Repurchase Offers. From the Effective Date, the Fund’s fundamental investment policy of making quarterly repurchase offers for its common stock shall be eliminated, and the Fund shall make no further quarterly repurchase offers; provided, however, that any quarterly repurchase offer commenced by the Fund prior to the Effective Date but not completed by the Effective Date shall be completed in accordance with its terms.

5. Provisions for Liabilities. During the Liquidation Period, the Fund shall pay or discharge or set aside a reserve fund for, or by other appropriate means provide for, the payment or discharge of any and all liabilities and obligations of the Fund, including, without limitation, contingent or unascertained liabilities. Any such provision or reserve fund is referred to herein as the “Reserve Fund.” If, for any reason, the Fund is unable to pay out, discharge, or otherwise provide for payment of any liabilities of the Fund prior to the Liquidation Date (as defined in paragraph 6), the Fund may retain or set aside in the Reserve Fund cash or cash equivalents in an amount which the Manager, in its sole discretion, estimates is necessary to discharge any unpaid liabilities of the Fund on the Fund’s books as of the Liquidation Date (as defined in paragraph 6) and other liabilities as provided in paragraph 6.

6. Distributions to Shareholders. From time to time during the Liquidation Period, the Fund shall distribute to its shareholders of record, pro rata in accordance with their respective interests, such amounts of cash, liquid securities or other assets as become available for distribution as a result of the sale or other disposition of portfolio securities. The timing and amount of all such distributions shall be in the complete discretion of the Manager, taking into account its assessment of the circumstances of the Fund from time to time. As soon as practicable after the Fund has sold or otherwise disposed of all of its securities positions (or any remaining securities positions are valued at zero), the Fund shall liquidate and distribute to its shareholders of record as of the close of business on the date of liquidation determined by the Fund (the “Liquidation Date”) pro rata in accordance with their respective interests all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except, as provided in paragraph 5 hereof, for cash, bank deposits or cash equivalents in an amount necessary to (i) discharge any unpaid liabilities of the Fund on the Fund’s books on the Liquidation Date, and (ii) pay or set aside the Reserve Fund or otherwise provide for payment of such contingent or unascertained liabilities as the Fund’s officers or the Board shall reasonably deem to exist against the assets of the Fund as of the Liquidation Date. Cash or other assets held in the Reserve Fund or as otherwise provided herein for the payment of contingent or unascertained liabilities in accordance with this Plan in excess of the amounts ultimately required for the payment or discharge of the Fund’s liabilities and obligations shall be distributed to shareholders at the time and under the conditions established with respect to the Reserve Fund or other arrangements hereunder providing for the payment thereof; provided, however, that, if the amount remaining in the Reserve Fund is so small that it would be exceeded by the operational costs of distributing it to shareholders, the amount may instead be donated to a charity selected by the Board.

7. Notice of Liquidation. As soon as practicable after the Effective Date, but in no event later than 20 days prior to the filing of Articles of Dissolution as provided in paragraph 8 below, the Fund shall mail notice in accordance with Massachusetts Law to all its known creditors and to its employees, if any, that the dissolution of the Fund has been approved by the Board and the shareholders.

8. Amendment to Declaration of Trust. Pursuant to Massachusetts Law and after the Effective Date, the Trust shall prepare and file any necessary documents or instruments with and for acceptance by the Secretary of The Commonwealth of Massachusetts, in each case reflecting the termination of the Fund.

9. Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without shareholder approval if it determines that such action would be advisable and would not adversely affect the interests of the shareholders. If any amendment or modification to this Plan appears necessary but, in the judgment of the Board, will adversely affect the interests of the shareholders, such an amendment or modification will be submitted to the shareholders for approval. This Plan, if approved by shareholders, may be abandoned in its entirety only with the approval of both the Board and the shareholders.

10. Powers of Board and Officers. The Board and the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Fund deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the Code, Massachusetts Law and any rules and regulations of the Commission or any state securities commission, including, without limitation, any instruments of dissolution or other documents, and withdrawing any qualification to conduct business in any state in which the Fund is so qualified and deregistering the Fund under the 1940 Act, as well as the preparation and filing of any tax returns.

11. Termination of Business Operations. As soon as practicable upon approval and adoption of the Plan, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of this Plan. The current officers and Board (and any successors thereto) shall continue in such capacities solely for the purpose of implementing this Plan and any actions to be taken in connection herewith.

To vote by mail	To vote by telephone	To vote on the Web

Read the proxy statement.	Read the proxy statement and	Read the proxy statement and
	have the proxy ballot at hand.	have the proxy ballot at hand.
Check the appropriate boxes
on the reverse side.	Call 1-888-221-0697.	Go to https://www.proxyweb.com/putnam

Sign and date the proxy ballot.	Follow the automated	Follow the instructions on
	telephone directions.	the site.
Return the proxy ballot in the
envelope provided.	There is no need for you to	There is no need for you to
	return your proxy ballot.	return your proxy ballot.

By signing below, you as a shareholder of TH Lee, Putnam Emerging Opportunities Portfolio appoint John A. Hill, Chairman, and Linwood E. Bradford, President, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote your Fund shares on your behalf at the meeting of the shareholders of the above-referenced Fund. The meeting will take place on October 18, 2007 at 11:00 am Boston time, and may be adjourned to later times or dates. Your vote is being solicited on behalf of the Board. When you complete and sign the proxy ballot, your proxies will vote exactly as you have indicated on the other side of this card. If you simply sign the proxy ballot, or don’t vote on a specific proposal, your shares will be automatically voted as the Board recommends. Your proxies are also authorized to vote at their discretion on any other matter that arises at the meeting or any adjournment of the meeting.

Please place an X in the appropriate box using black or blue ink or
Proposals	number 2 pencil. Please do not use a fine point pen.

If you do not mark one or both of the Proposals, your shares will be voted as the Board recommends on the Proposal(s) not marked.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE
FOLLOWING PROPOSALS
	FOR	AGAINST	ABSTAIN
1. Liquidating and dissolving the Fund, pursuant to the Plan of
Complete Liquidation and
Dissolution.	□	□	□
2. Eliminating the Fund's fundamental policy of conducting quarterly repurchase offers for its shares.	□	□	□

If you have any questions on the Proposals, please call 1-800-225-1581.	Please sign and date the other side of this card.